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                                                                    EXHIBIT 99.5


                       Monday May 7, 8:55 am Eastern Time
                                  Press Release
        TELEMATE.NET SOFTWARE TO BE ACQUIRED BY VERSO TECHNOLOGIES, INC.
        RESTRUCTURES WORKFORCE TO CONSERVE CASH, ACCELERATE PROFITABILITY

ATLANTA--(BUSINESS WIRE)--May 7, 2001--Telemate.Net Software, (Nasdaq: TMNT - news), an Atlanta-based provider of proprietary Internet access, voice and IP network usage management, and ebusiness intelligence applications, today announced the signing of a definitive merger agreement to be acquired by Verso Technologies, Inc. (Nasdaq: VRSO - news), a leading provider of technology infrastructure solutions that power complex business environments.

Under the merger agreement, Telemate.Net security holders will be entitled to receive an aggregate number of Verso shares valued at $30 million, subject to reduction on a dollar for dollar basis if Telemate.Net's available cash at closing after restructuring charges and other adjustments as defined in the agreement falls below $20 million. The number of Verso shares to be issued will be based on the average closing price of Verso shares from April 20 through May 17, (the 20 trading days beginning 10 days immediately preceding and following the signing of the definitive agreement on May 4) but cannot be less than $.85 per share or exceed $1.15 per share.

The transaction is expected to be accounted for by the purchase method and treated as a tax-free reorganization. The definitive agreement has been approved by the Boards of Directors of both companies and is subject to approval by their respective shareholders, regulatory approvals, and customary closing conditions. The executives and directors of Telemate.Net Software representing approximately 38% of Telemate.Net Software's outstanding voting shares have undertaken to vote in favor of the transaction, which is expected to close in the third quarter of 2001.Verso will prepare a registration statement with respect to shares of its common stock to be issued in connection with the transaction.

Telemate.Net Software also announced it will reduce its workforce by approximately 90 employees or approximately 60% over the next several months to preserve cash, accelerate profitability, and eliminate redundant positions in anticipation of the upcoming merger transaction. Employees affected by the reduction will be provided with severance packages and outplacement counseling to help with the transition. Management anticipates a restructuring charge of between $2.5 million and $3 million in the second quarter of 2001.

Rich Mauro, President and Chief Executive Officer of Telemate.Net Software commented, " We are delighted to be joining forces with a company with Verso's strategic vision and direction, management team, and entrepreneurial culture. Our goals in the short term are to leverage Verso's sales and integration services to increase sales of our current proprietary Internet access, IP-usage and ebusiness applications and evolve our IP-based application technology consistent with Verso's strategic direction.

"Our technology will position the combined company to deliver next generation IP network usage management, converged network and performance management and softswitch-based application solutions to enterprises and communication service providers. As we integrate the two companies, our objective of returning to positive cash flow remains the immediate focal point of our operations, so we've rationalized our workforce in line with current revenue levels. We look forward to working with the Verso team to apply our current technology and expertise in these exciting markets."

"The acquisition of Telemate.Net accelerates our growth strategy by adding several critical ingredients to our portfolio: proprietary, IP-based application technology, application development competencies, and financial resources to enable us to continue building our portfolio of IP-based applications," said Steve Odom, Chairman and Chief Executive Officer of Verso. "This transaction represents an exciting milestone as we begin to position ourselves for leadership in the emerging softswitch-based communications applications market."

Telemate.Net Software management will hold a conference call on Wednesday, May 9 at 4:30 p.m. to discuss the merger and reduction in workforce. Information on how to access the teleconference will be announced separately.
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About Verso Technologies, Inc.

Since 1984, Verso Technologies, Inc. has been delivering best-of-breed software, services and support that ensure the reliability, scalability and availability of complex business environments. Verso's solutions include enterprise management services, enterprise application integration and customer response services, each designed to integrate the people, processes and platforms that keep businesses operating efficiently and at peak performance. Based on each client's needs, our team of experts can plan, build and run infrastructure solutions that improve efficiency, speed and/or customer service capabilities. For more information on how Verso can accelerate your business, contact us at www.verso.com or by calling 678.589.3500.

About Telemate.Net Software, Inc.

Telemate.Net Software, Inc. develops and markets Internet access and IP usage management, eBusiness intelligence and call accounting solutions. By extracting relevant information from a growing array of network sources, including firewalls, proxy servers, email servers, web servers, VoIP routers, and PBXs, Telemate.Net Software's reporting solutions deliver detailed perspectives to manage those network assets critical to a modern business. Telemate.Net Software solutions are available worldwide through direct sales, global distribution channels and partner programs.

Telemate.Net solutions have been installed in more than 14,000 customer sites worldwide, representing most commercial, industrial and service categories. Telemate.Net customers include: Arthur Andersen, Coca-Cola Bottling, Dayton-Hudson, International Paper, the IRS, National Steel, Parke-Davis Pharmaceutical Research, Sears Roebuck, and the U.S. Army.

Forward-Looking Statements

Certain statements in this release are forward-looking, including statements regarding the prospects for the combined business of Telemate.Net Software and Verso. Although Telemate.Net Software believes that its expectations are based on reasonable assumptions within the knowledge of its business, there can be no assurance that actual results will not differ materially from those stated or implied herein. The expected benefits of the proposed combination may not be realized for a number of reasons including the following. The merger may not be approved by the shareholders of Telemate.Net Software and Verso and the other conditions of closing may not be satisfied. The announcement of the merger may disrupt the companies' normal sales cycles because customers may delay new orders until the merger is completed and the product lines are combined. The reduction in force may not result in cash savings at anticipated levels, which will negatively impact the total merger consideration to be paid to Telemate.Net shareholders. In addition, the combined company may not achieve the expected synergies between their products and may not be able to develop and commercialize new products and services. Other risks specific to Telemate.Net Software that may cause results to differ from any forward-looking statements made herein can be found in filings made by Telemate.Net Software with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed with the Commission on April 2, 2001.

Telemate and Telemate.Net are registered trademarks of Telemate.Net Software, Inc. eSpective, NetSpective and NetSpective WebFilter are trademarks of Telemate.Net Software, Inc. All other trade names and trademarks named herein are the property of their respective owners.

Contact:
   Telemate.Net Software
   Richard L. Mauro, 770/936-3700
   rich@telemate.net
       or
   Janet Van Pelt, 770/936-3700
   janetvp@telemate.net
       or
   Verso Technologies, Inc.
   Jennifer Pepper, 678/589-3579
   Jennifer.Pepper@verso.com